UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2026

___________________________

CLOUDASTRUCTURE, INC.

(Exact name of registrant as specified in its charter)

___________________________

Delaware	001-42494	87-0690564
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Hamilton Road
Palo Alto, California		94301
(Address of principal executive offices)		(Zip Code)

(650) 644-4160

Registrant’s telephone number, including area code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange On Which Registered
Class A Common Stock	CSAI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 2, 2026, Cloudastructure, Inc., a Delaware corporation (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Maxim Group LLC (“Maxim”) to create an at-the-market equity program. Under the Agreement, the Company may offer and sell its Class A common stock, par value $0.0001 per share, from time to time having an aggregate offering amount of up to $9,000,000 (the “Shares”) during the term of the Agreement through Maxim, as sales agent. The Company has agreed to pay Maxim a commission equal to 3.0% of the gross sales price from the sales of Shares pursuant to the Agreement. In addition, the Company has agreed to reimburse Maxim for its reasonable and documented costs and out-of-pocket expenses incurred in connection with its services, including certain fees of its legal counsel.

Sales of the Shares, if any, under the Agreement may be made through any method permitted by law to be “at-the-market equity offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales directly on The Nasdaq Capital Market, at market prices or as otherwise agreed with Maxim. The Company has no obligation to sell any of the Shares under the Agreement and no assurance can be given that the Company will sell any Shares under the Agreement, or if it does, as to the price or number of Shares the Company will sell, or the dates on which any such sales will take place. The Agreement will terminate on the earliest of (i) the sale, pursuant to the Agreement, of Shares having an aggregate offering price of $9,000,000, (ii) February 2, 2027, and (iii) earlier termination in certain situations, as set forth in the Agreement.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) on February 2, 2026 (the “Registration Statement”) and the prospectus relating to the offer and sale of the Shares that forms a part of the Registration Statement, following such time as the Registration Statement is declared effective by the SEC. The Shares may not be sold, and offers to buy may not be accepted, prior to the time the Registration Statement becomes effective.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

In addition, on February 2, 2026, the Company entered into a Waiver Agreement (the “Waiver”) with Streeterville Capital, LLC, a Utah limited liability company (“Streeterville”), pursuant to which Streeterville agreed to waive certain rights to participate in future equity and debt financings by the Company, which rights were granted to Streeterville in the Securities Purchase Agreement between the Company and Streeterville dated March 21, 2025, with respect to the at-the-market equity program represented by the Agreement.

The foregoing summaries of the Agreement and the Waiver do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement and the Waiver, respectively, which are filed as exhibits to this Current Report and are incorporated herein by reference. The Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Agreement and in the context of the specific relationship between the parties. The provisions of the Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Item 9.01	Financial Statements, Pro Forma Financial Information, and Exhibits.

(d)       Exhibits

Exhibit Number	Document
10.1	Equity Distribution Agreement between the Company and Maxim Group LLC dated February 2, 2026 (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed with the SEC on February 2, 2026)
10.2	Waiver Agreement between the Company and Streeterville Capital, LLC dated February 2, 2026
104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2026

CLOUDASTRUCTURE, INC.

By:	/s/ Greg Smitherman
Greg Smitherman
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

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